UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2025

PAMT CORP

(Exact name of registrant as specified in its charter)

Nevada	000-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PAMT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Lance K. Stewart

On September 10, 2025, PAMT CORP (the “Company”) entered into an amended and restated employment agreement with the Company’s President and Chief Executive Officer, Lance K. Stewart (the “Amended Stewart Employment Agreement”), which amends and restates Mr. Stewart’s Employment Agreement dated July 7, 2023. Under the terms of the Amended Stewart Employment Agreement, which is effective as of August 4, 2025, Mr. Stewart will receive an annual base salary of $505,440 for his service as Chief Executive Officer. Mr. Stewart’s performance will be reviewed annually for any changes in base salary and eligibility for a performance bonus.

Pursuant to the Amended Stewart Employment Agreement, the Company may terminate Mr. Stewart’s employment at any time with or without cause. If his employment is terminated by the Company without “just cause” (as defined in the Amended Stewart Employment Agreement), Mr. Stewart will be entitled to receive his base salary and COBRA for a period of six months following such termination, provided that Mr. Stewart signs a separation agreement with the Company. The Amended Stewart Employment Agreement also provides Mr. Stewart the right to terminate his employment with the Company upon six months’ prior written notice to the Company. However, the Company has the right to terminate Mr. Stewart’s employment immediately upon receipt of such notice. In the event of such termination, Mr. Stewart is entitled to receive his base salary only for the six-month period following the Company’s receipt of his notice of termination. Mr. Stewart’s employment with the Company will be terminated upon his death and may be terminated by the Company upon his disability. Upon termination due to disability, Mr. Stewart will continue to receive his compensation for a period of three months after the date of disability, along with any residual bonus earned but not yet paid.

Under the Amended Stewart Employment Agreement, Mr. Stewart is subject to a covenant not to compete with the Company and certain affiliated companies under common ownership with the Company for a period of one year following the termination of Mr. Stewart’s employment with the Company. If Mr. Stewart is terminated by the Company without just cause, the covenant not to compete will be for a period of six months following his termination of employment but may be extended by the Company to up to one year. If the Company extends the covenant not to compete to one year, the Company must extend Mr. Stewart’s base salary payments for the same one-year period. Mr. Stewart is also subject to covenants with respect to the confidentiality of the Company’s proprietary information and non-solicitation of employees.

The foregoing description of the terms and conditions of the Amended Stewart Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Stewart Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Employment Agreement with Daniel C. Kleine

On September 10, 2025, P.A.M. Transport, Inc. (“Transport”), the primary operating subsidiary of the Company, entered into a new employment agreement (the “Kleine Employment Agreement”) with the Company’s Senior Vice President of Finance and Treasurer, Daniel C. Kleine. Under the terms of the Kleine Employment Agreement, which is effective as of August 11, 2025, Mr. Kleine will receive an annual base salary of $240,240 for his service as Senior Vice President of Finance and Treasurer. Mr. Kleine’s performance will be reviewed annually for any changes in base salary and eligibility for a performance bonus.

2

Pursuant to the Kleine Employment Agreement, Transport may terminate Mr. Kleine’s employment at any time with or without cause. If his employment is terminated by Transport without “just cause” (as defined in the Kleine Employment Agreement), Mr. Kleine will be entitled to receive his base salary for a period of four months following such termination, provided that Mr. Kleine signs a separation agreement with Transport. The Kleine Employment Agreement also provides Mr. Kleine the right to terminate his employment with Transport upon four months’ prior written notice to Transport. However, Transport has the right to terminate Mr. Kleine’s employment immediately upon receipt of such notice. In the event of such termination, Mr. Kleine is entitled to receive his base salary for the four-month period following Transport’s receipt of his notice of termination. Mr. Kleine’s employment with Transport will be terminated upon his death and may be terminated by Transport upon his disability. Upon termination due to disability, Mr. Kleine will continue to receive his compensation for a period of three months after the date of disability, along with any residual bonus earned but not yet paid.

Under the Kleine Employment Agreement, Mr. Kleine is subject to certain covenants with respect to non-solicitation of business that is competitive with Transport’s business or that of certain affiliated companies under common ownership with Transport and non-solicitation of employees of Transport and the specified affiliates for a period of 24 months following the termination of Mr. Kleine’s employment with Transport. If Mr. Kleine is terminated by Transport without just cause, the covenant not to compete will be for a period of four months following his termination of employment but may be extended by Transport to up to one year. If Transport extends the covenant not to compete to one year, Transport must extend Mr. Kleine’s base salary payments for the same one-year period. Mr. Kleine has also agreed to maintain the confidentiality of Transport’s proprietary information.

The foregoing description of the terms and conditions of the Kleine Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Kleine Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Employment Agreement, dated as of August 4, 2025, between PAMT CORP and Lance K. Stewart
10.2	Employment Agreement, dated as of August 11, 2025, between P.A.M. Transport, Inc. and Daniel Kleine
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMT CORP
(Registrant)

Date: September 10, 2025	By:	/s/ Daniel C. Kleine
Daniel C. Kleine Senior Vice President of Finance and Treasurer

4